Exhibit 10.8.4

FIRST AMENDMENT TO LICENSE AGREEMENT

This first Amendment effective as of this 6th day of November, 2013 (the “Amendment Date”) by and between NephroGenex, Inc., a Delaware corporation having its principal place of business at 2300 Englert Drive, Durham, NC, 27713 (“LICENSEE”) and Vanderbilt University, by and through its Center for Technology Transfer and Commercialization, having a principal place of business at 1207 17th Avenue South, Suite 105, Nashville, TN 37212 (hereinafter referred to as “VANDERBILT”),

WHEREAS, LICENSEE and VANDERBILT have entered into a RESTATED and AMENDED LICENSE AGREEMENT effective as of July 1, 2012 (the “License Agreement”),

WHEREAS, LICENSEE and VANDERBILT have a desire to modify the License Agreement to clarify the definition of Licensed Product,

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, LICENSEE and VANDERBILT hereto amend Section 1.6 as follows:

1.6 Licensed Product(s) shall mean any product or part thereof within the Field of Use, the manufacture, use, sale or importation of which would, but for the license granted in Section 2.1 hereof, infringe on an issued, unexpired claim or a pending claim contained in the Licensed Patent Rights in the country in which any such product or part thereof is made, used or sold, or made in accordance with or by means of process claimed in the Licensed Patent Rights.

Except as otherwise provided above in this First Amendment to the License Agreement, all other provisions, terms and conditions of the License Agreement shall remain unchanged.

[[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]]

IN WITNESS WHEREOF, LICENSEE and VANDERBILT have executed this as of the date set forth in the first paragraph above.

NephroGenex, Inc.

Dated	11/7/13	/s/ J. Wesley Fox
Wes Fox
President, Chief Scientific Officer and Director

Vanderbilt University

Dated	11/7/13	/s/Alan Bentley
		Name	Alan Bentley
		Title	Asst. VC - Tech Transfer